UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 1, 2016, the Audit Committee of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) concluded, after review and discussion with management and the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), that the Company’s audited financial statements for the fiscal year ended December 31, 2015, and the Company’s unaudited financial statements for each of the fiscal quarters ended March 31, 2015 through June 30, 2016 (collectively, the “Financial Statements”) should no longer be relied upon. The Financial Statements contained an error related to an overstatement of estimated accounts receivable collections which in turn overstated revenues and pre-tax income by a corresponding amount.

As of the date of this filing, the Audit Committee’s internal review of this matter is not complete. Nevertheless, the Audit Committee believes that material adjustments to the Financial Statements are required and that the Company will need to restate the Financial Statements.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable value. The Company reports accounts receivable at the estimated net realizable amounts from patients, third-party payors and other direct pay customers for goods provided and services rendered. The Company records an allowance for doubtful accounts and contractual allowance (to reduce gross billed charges to a contractual or estimated net realizable value from third-party payors) based on the estimated collectability of the accounts such that the recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, the account is written-off and charged to the contractual allowance or the allowance for doubtful accounts, depending upon whether the account relates to a third-party payor or a patient. The Company’s contractual allowance is a reduction to accounts receivable, similar in nature to the allowance for doubtful accounts. However, additions to the contractual allowance each period offset the gross billed charges, which are not publicly reported in the Company’s filings, to arrive at net revenue, which is publicly reported in the Company’s income statement. The additions to allowance for doubtful accounts, however, impact the bad debt expense line item of the income statement. Accounts receivable, net, is currently reported in the Company’s consolidated Financial Statements, as accounts receivable less allowance for bad debt and contractual allowances. The Company’s estimate for its contractual allowance is based upon management’s assessment of historical and expected net collections. The Company discovered that it has been applying an incorrect cash collection percentage due to an error when calculating the historical collection percentage from certain billings to third-parties. This calculation error resulted in an overstatement of historical cash collection percentages from this revenue, which was then used to estimate future cash collections relative to an outstanding accounts receivable balance. The error affects only the Company’s rentals of infusion pumps to patients, which are paid for by third-party insurance payors. Revenue resulting from sales, service and rentals directly billed to health care providers is not impacted by this error.

At this time, the Company estimates that the impact on the Financial Statements would be to increase the provision for contractual allowance (thereby reducing accounts receivable as shown on the balance sheet) by an aggregate cumulative amount of approximately $3.3 million with a corresponding decrease in revenue and pre-tax income of the same amount, spread over the periods covered by the Financial Statements. The following table provides a quarterly breakdown of the estimated impact of this error on our revenues and pre-tax income for each quarter, in which the impact has generally increased monthly due to the error affecting a larger percentage of the calculation’s historical measurement period:

	Three Months Ended
(in thousands)	Mar. 31 2015	June 30 2015	Sep. 30 2015	Dec. 31 2015	Mar. 31 2016	June 30 2016
Unaudited Estimated Impact	$173	$234	$380	$795	$751	$943

The Company is working with its Audit Committee and the Company’s independent auditor to determine the full impact of these potential adjustments on the Financial Statements. However, until the review is complete and a final determination is made, the Company cannot provide assurance regarding the complete impact of any adjustments on the Financial Statements for the affected periods, and the Company cannot provide assurance that the adjustments identified above are representative of the adjustments that will be required when the review is complete. Furthermore, the Company cannot provide assurance that the review will not identify further adjustments that may be required.

In connection with the Audit Committee’s internal review, the Company is evaluating its internal control over financial reporting to determine if any significant deficiencies or material weaknesses in such controls caused or contributed to any potential adjustments that may be required.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with BDO.

The Audit Committee plans to complete its internal review and file its Quarterly Report on Form 10-Q for the fiscal quarter and nine months ended September 30, 2016 (“2016 Q3 Form 10-Q”) and the restated Financial Statements as promptly as possible. Although the Company will seek to extend the time required to file its 2016 Q3 Form 10-Q in accordance with Rule 12b-25 under the Securities Exchange Act of 1934, as amended, there can be no assurance that the Company will be able to file such report within the time period prescribed by Rule 12b-25.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements in this report include those regarding: (a) the timing and results of the Audit Committee’s internal review, (b) potential adjustments to the Financial Statements, and (c) the timing and results of the Company’s evaluation of its internal control over financial reporting relating to the potential adjustments.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of the Company contained in this report which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. These assumptions may prove to be incorrect in whole or in part. The forward-looking information set forth in this report is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric K. Steen
Eric K. Steen
President and Chief Executive Officer

Dated: November 7, 2016